Exhibit 2

                   FORM OF CTI STOCKHOLDER VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of June 16, 2003, by and between Novuspharma S.p.A., an Italian joint stock company ("Novuspharma"), and the undersigned stockholder (the "CTI Stockholder") of Cell Therapeutics, Inc., a Delaware corporation ("CTI").

         THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

         A. As of the date hereof, the CTI Stockholder has full title to and is entitled to dispose of (or to direct the disposition of) and/or vote (or to direct the voting of) the number of shares of common stock, no par value, of CTI ("CTI Common Stock"), set forth opposite such CTI Stockholder's name on
Schedule I attached hereto (such shares of CTI Common Stock are collectively referred to herein as the "Subject Shares").

         B. The parties hereto acknowledge that on June 16, 2003 (i) CTI's board of directors approved the Plan of Merger (Progetto di Fusione) (the "Merger Plan") in relation to the Merger (as defined below) and (ii) CTI and Novuspharma entered into that certain Agreement and Plan of Merger dated as of June 16, 2003 (together with the Merger Plan, as the same may be amended from time to time, the "Merger Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, Novuspharma will merge with and into CTI and CTI shall be the surviving corporation (the "Merger").

         C. The CTI Stockholder is aware that CTI and Novuspharma have entered into the Merger Agreement.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

                                  ARTICLE I

                     TRANSFER AND VOTING OF SUBJECT SHARES

         1.1 Transfer of Subject Shares. Except as may otherwise be agreed upon by Novuspharma in writing and as contemplated by the terms of this Agreement, from the date hereof through and including the date of the CTI Stockholder Approval, the CTI Stockholder shall not, directly or indirectly,
(a) transfer (which term shall include, without limitation, any sale, gift, pledge, encumbrance or other disposition), or consent to any transfer of, any or all of the Subject Shares or any interest therein or any voting power in relation thereto, (b) deposit the Subject Shares or any interest therein into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy, power of attorney or other authorization in or with respect thereto, or (c) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of the Subject Shares or any interest therein or any voting power in relation thereto. Notwithstanding the foregoing or anything in the contrary set forth in this

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Agreement, (x) the CTI Stockholder may Transfer all or any of the Subject
Shares pursuant to, and in accordance with, the terms of the CTI Stockholder's 10b-5 plan or arrangement with CTI, if any, as in effect as of the date hereof, and (y) the CTI Stockholder may sell Subject Shares (i) for cash to the extent necessary to pay taxes incurred as a direct result of the exercise of options to purchase CTI Common Stock after the date hereof, and (ii) to any person who, prior to such sale, (A) executes a counterpart of this Agreement and an irrevocable Proxy (as defined below) (with such modifications as Novuspharma may reasonably request solely to reflect such transfer) and (B) agrees in writing to hold such shares subject to all of the terms and provisions of this Agreement.

         1.2 Agreement to Vote the Subject Shares. The CTI Stockholder shall, at each and every meeting of the stockholders of CTI called with respect to any of the following, and at any adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of CTI with respect to any of the following, and in any other circumstances upon which a vote, consent or other approval with respect to any of the following is sought, solely in its capacity as a stockholder of CTI, take each and every action and accomplish each and every formality as is necessary to participate in the meetings (if applicable) and vote (or cause to be voted) all of the Subject Shares and each interest therein:

             (a) in favor of the Merger and, upon the request of Novuspharma, any actions required in furtherance thereof and hereof, including, without limitation, any proposal to permit CTI to adjourn such meeting (an "Adjournment Proposal"); and

             (b) in favor of each other matter requiring the consent of the CTI Stockholder and directly relating to the consummation of the transactions contemplated by the Merger Agreement.

         1.3 Grant of Irrevocable Proxy; Appointment of Proxy.

             (a) Concurrently with the execution of this Agreement, and from time to time thereafter (including as soon as a CTI Shareholders' Meeting is called concerning any of the matters set forth in Section 1.2 hereof), the CTI Stockholder hereby agrees to deliver to Novuspharma an irrevocable proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to the Subject Shares, which shall be coupled with an interest and irrevocable to the fullest extent permissible by law.

             (b) The CTI Stockholder represents that any proxies heretofore given in respect of the Subject Shares are revocable, and that any such proxies are hereby revoked or will be revoked by appropriate notice (or other instrument) prior to or concurrently with the execution and delivery of this Agreement.


                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                            OF THE CTI STOCKHOLDER

         The CTI Stockholder hereby represents and warrants to Novuspharma as follows:


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         2.1 Ownership of Subject Shares. On the date hereof, the CTI
Stockholder owns, directly or indirectly, and has the power to direct the voting of, the Subject Shares set forth next to the CTI Stockholder's name set forth on Schedule I attached hereto. On the date hereof, the Subject Shares constitute all of the shares of voting capital stock of Novuspharma owned of record or otherwise by the CTI Stockholder or as to which such CTI Stockholder has the power to direct the voting of such shares. The CTI Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article 1 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand, appraisal or rescission rights, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the CTI Stockholder's Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

         2.2 Power; Binding Agreement. The CTI Stockholder has all requisite powers and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the CTI Stockholder shall not violate any agreement to which the CTI Stockholder is a party, including, without limitation, any voting agreement, proxy arrangement, pledge agreement, stockholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the CTI Stockholder, and constitutes a legally valid and binding obligation of the CTI Stockholder, enforceable against the CTI Stockholder in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, or (b) general principles of equity relating to enforceability, whether considered in a proceeding at law or in equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the CTI Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the CTI Stockholder with the terms hereof.

         2.3 No Conflicts. None of the execution and delivery of this Agreement by the CTI Stockholder, the consummation by the CTI Stockholder of the transactions contemplated hereby or compliance by the CTI Stockholder with any of the provisions hereof shall (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon the CTI Stockholder or any of the CTI Stockholder's properties or assets, nor require any consent, notification, regulatory filing or approval which has not been obtained, (b) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give to any third party a right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the CTI Stockholder is a party or by which the CTI Stockholder or any of its properties or assets may be bound or affected, or (c) if the CTI Stockholder is other than a natural person, conflict with, or result in any breach of, any organizational documents applicable to the CTI Stockholder.

         2.4 No Liens. Except as established hereby, the Subject Shares (with the exception of the Subject Shares which are not owned by the CTI Stockholder, but for which the CTI Stockholder exercises the relevant voting power) are now and, at all times during the term hereof will be (subject to
Section 1.1), held by the CTI


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Stockholder, or by a nominee or custodian for the benefit of the CTI
Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

         2.5 The CTI Stockholder hereby agrees, in the CTI Stockholder's capacity as a stockholder of CTI, that the CTI Stockholder shall not, directly or indirectly, take any action to solicit, initiate, encourage, facilitate, participate in or initiate discussions or negotiations with, or provide any information to, any person (other than CTI or any of its affiliates or representatives) concerning a CTI Alternative Transaction; provided, however, that nothing contained in this Section 2.5 shall restrict the CTI Stockholder or any officer, director or employee of the CTI Stockholder or the CTI Stockholder's subsidiaries, if applicable, from taking any action in his or her capacity as a director, officer or employee of CTI which is permitted to be taken pursuant to Section 4.3 of the Merger Agreement.

         2.6 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times until termination of this Agreement.

                                 ARTICLE III

                                   COVENANTS

         3.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, Novuspharma agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.
3.2 Permitted Actions. Nothing contained in this Agreement shall restrict the CTI Stockholder or any officer, director or employee of the CTI Stockholder or the CTI Stockholder's subsidiaries (if applicable) from taking any action in his or her capacity as a director, officer or employee of CTI.

                                  ARTICLE IV

                                  TERMINATION

         Other than Article V hereof (which shall survive in any event), this Agreement and the covenants, representations and warranties, agreements and irrevocable proxy or proxies contained herein or granted pursuant hereto shall automatically terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with Article VII thereof, and (ii) the consummation of the Merger. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's willful breach of this Agreement; and provided further, that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including without limitation, the Merger Agreement.

                                  ARTICLE V

                                 MISCELLANEOUS

         5.1 Specific Performance. Each party hereto recognizes and agrees that, if for any reason any of the provisions of this Agreement are not performed by the other parties in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching parties posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

         5.2 Severability. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction by any rule or law or public policy shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         5.3 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed by each of the parties against whom such amendment is sought to be enforced.

         5.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         5.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         5.6 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered


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

personally, (ii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if delivered by an internationally recognized overnight courier service, at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a) if to the CTI Stockholder, to the addresses set forth next to the CTI Stockholder's name on Schedule II attached hereto,

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati, Professional
                             Corporation
                           One Market
                           Spear Tower, Suite 3300
                           San Francisco, CA 94105
                           Facsimile: (415) 947-2099
                           Attention:   Michael J. Kennedy, Esq.
                                        Victoria Z. Deitcher, Esq.

                           and

                           Gianni, Origoni, Grippo & Partners Studio Legale Via delle Quattro Fontane, 20
                           Rome, Italy
                           Facsimile: 39 06 487-1101
                           Attention:   Filippo Troisi, Esq.

(b)                        if to Novuspharma, to:

                           Novuspharma S.p.A. Via
                           Aristo 23 20091 Bresso (MI), Italy
                           Facsimile:   39 (02) 610-35600
                           Attention:   Dr. Silvano Spinelli

                           with a copy to:

                           Studio Legale Chiomenti
                           Via A. Boito n.8
                           Milan, Italy 20121
                           Facsimile: 39 (027) 215-7230
                           Attention: Manfredi V. Tolomei, Esq.

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           525 University Avenue, 11th Floor
                           Palo Alto, CA 94301


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


                           Facsimile: (650) 470-4570
                           Attention: Kenton J. King, Esq.

         5.7 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT THAT ANY MANDATORY PROVISIONS OF WASHINGTON STATE LAW SHALL APPLY. EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY NOT LOCATED IN THE UNITED STATES IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WHICH CURRENTLY MAINTAINS A NEW YORK OFFICE AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, UNITED STATES OF AMERICA, AS ITS AGENT TO RECEIVE SERVICE OF PROCESS OR OTHER LEGAL SUMMONS FOR PURPOSES OF ANY SUCH SUIT, ACTION OR PROCEEDING THAT MAY BE INSTITUTED IN ANY UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK.

         5.8 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY THE ENFORCEMENT OF EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

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

         5.9 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.


                           [Signature page follows.]



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



         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.


                                           "NOVUSPHARMA"

                                           NOVUSPHARMA S.p.A.,
                                           an Italian joint stock company


                                           By: ________________________________
                                               Name:
                                               Title:



                                           "CTI STOCKHOLDER"



                                           ____________________________________
                                           [Name]


   [SIGNATURE PAGE TO CELL THERAPEUTICS, INC. STOCKHOLDER VOTING AGREEMENT]

                                  SCHEDULE I

                                                      Number of Shares Subject
            CTI Stockholder                                to This Agreement
-------------------------------------------------     ------------------------














                                  Schedule I

                                  SCHEDULE II

                                    NOTICES


            CTI Stockholder                                Notice To:
-------------------------------------------------     ------------------------












                                  Schedule II

                                 EXHIBIT A TO
                       CTI STOCKHOLDER VOTING AGREEMENT

                           FORM OF IRREVOCABLE PROXY

         The undersigned Stockholder of Cell Therapeutics, Inc., a Delaware corporation ("CTI") hereby irrevocably (to the fullest extent permitted by law) appoints Dr. Silvano Spinelli and Cesare Parachini, and each of them individually, in their capacities as officers of Novuspharma S.p.A., an Italian joint stock company ("Novuspharma"), and any successor in any office of Novuspharma currently held by either or both, as the undersigned's attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of the undersigned, to represent the undersigned at the CTI Shareholders' Meeting, and to vote and exercise all other rights belonging to the undersigned in his/her/its capacity as a stockholder of CTI with respect to all of the shares of common stock, no par value, of CTI ("CTI Common Stock"), that now are or hereafter may be beneficially owned by the undersigned, or the voting power or title over which may be acquired by the undersigned on or after the date hereof (the "Subject Shares"):

                  (a) in favor of the Merger, and any actions required in furtherance thereof and hereof, including, without limitation, any proposal to permit CTI to adjourn such meeting (an "Adjournment Proposal"); and

                  (b) in favor of each other matter requiring the consent of the Stockholder and directly relating to the consummation of the transactions contemplated by the Merger Agreement

         The Subject Shares beneficially owned by the undersigned as of the date of this Proxy are listed on Schedule I to that certain CTI Stockholder Voting Agreement dated June 16, 2003, by and between Novuspharma and the undersigned (as the same may be amended from time to time, the "Voting Agreement").

         This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to the Voting Agreement in consideration of Novuspharma entering into the Agreement and Plan of Merger dated as of June 16, 2003 (as the same may be amended from time to time, the "Merger Agreement"), by and between CTI and Novuspharma (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement).

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned hereby ratifies and confirms in advance all that such attorneys-in-fact may lawfully do or cause to be done by virtue of this Proxy.

         Dated: June __, 2003

                                              [CTI Stockholder]


                                              _________________________________













                                     A-2